UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): December 9, 2021

NORTH MOUNTAIN MERGER CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-39523	85-1960216
(Commission File No.)	(IRS Employer Identification No.)

767 Fifth Avenue, 9th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

(646) 446-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	NMMCU	The Nasdaq Stock Market LLC
Shares of Class A common stock	NMMC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	NMMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On December 9, 2021, North Mountain Merger Corp., a Delaware corporation (“North Mountain”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among North Mountain, North Mountain Merger Sub Inc., a wholly owned subsidiary of North Mountain (“Merger Sub I”), North Mountain Merger Sub II, LLC, a wholly owned subsidiary of North Mountain (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) and Corcentric, Inc., a Delaware corporation (“Corcentric”).

Pursuant to the terms of the Merger Agreement, a business combination between North Mountain and Corcentric will be effected through (a) the merger of Merger Sub I with and into Corcentric (the “Initial Merger”), with Corcentric surviving the Initial Merger as a wholly owned subsidiary of North Mountain (Corcentric, in its capacity as the surviving corporation of the Initial Merger, is sometimes referred to as the “Initial Surviving Company”) and (b) immediately following the Initial Merger, a merger of the Initial Surviving Company with and into Merger Sub II (the “Subsequent Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II being the surviving entity of the Subsequent Merger (Merger Sub II, in its capacity as the surviving entity of the Subsequent Merger, is sometimes referred to herein as the “Surviving Company”). The Mergers and the other transactions contemplated by the Merger Agreement are collectively hereafter referred to as the “Business Combination”. The consummation of the Business Combination is subject to the receipt of the requisite approval of the stockholders of each of North Mountain and Corcentric (such approvals, the “North Mountain stockholder approval” and the “Corcentric stockholder approval,” respectively) and the fulfillment of certain other conditions.

At the effective time of the Initial Merger (the “Effective Time”):

(a)
each share of Corcentric common stock, par value $0.001 per share (the “Corcentric Common Stock”) will be converted into the right to receive (i) the Per Share Stock Consideration (as defined in the Merger Agreement), (ii) any cash payable in lieu of fractional shares pursuant to the terms of the Merger Agreement and (iii) the contingent right to receive a number of shares of North Mountain’s Class A common stock, par value $0.0001 per share (the “North Mountain Common Stock”), following the Closing (as defined below) as further described below (such shares, the “Earnout Shares”) in accordance with the terms of the Merger Agreement;

(b)
each share of Corcentric Series A preferred stock, par value $0.001 per share (the “Corcentric Preferred Stock”) (other than the Cash Consideration Shares (as defined below)) will be converted into the right to receive (i) (A) the Per Share Stock Consideration, multiplied by (B) the number of shares of Corcentric Common Stock that such share of Corcentric Preferred Stock would be converted into if converted in accordance with the terms of Corcentric’s certificate of incorporation immediately prior to the Effective Time, (ii) any cash payable in lieu of fractional shares pursuant to the terms of the Merger Agreement and (iii) the contingent right to receive a number of Earnout Shares following the Closing in accordance with the terms of the Merger Agreement;

(c)
each share of Corcentric Preferred Stock expressly identified as receiving merger consideration in the form of cash pursuant to the terms of the Merger Agreement (each such share of Corcentric Preferred Stock, a “Cash Consideration Share”) will be converted into the right to receive an amount of cash, without interest, equal to the product of (A) the Per Share Merger Consideration Value (as defined in the Merger Agreement), multiplied by (B) the number of shares of Corcentric Common Stock that such shares of Corcentric Preferred Stock would be converted into if converted in accordance with the terms of Corcentric’s certificate of incorporation immediately prior to the Effective Time (with the aggregate amount of cash payable in respect of the Cash Consideration Shares not to exceed $120,000,000);

(d)
each vested Corcentric stock option, to the extent then outstanding and unexercised, will automatically be cancelled, and the holder will be entitled to receive in respect of such cancelled vested Corcentric stock option (i) a number of shares of North Mountain Common Stock equal to the quotient obtained by dividing (A) the result of (1) the product of (x) the number of shares of Corcentric Common Stock subject to such vested Corcentric stock option immediately prior to the Effective Time, multiplied by (y) the excess, if any, of (a) the Per Share Merger Consideration Value, over (b) the per share exercise price for the shares of Corcentric Common Stock subject to such vested Corcentric stock option immediately prior to the Effective Time, minus (2) the applicable withholding taxes payable in respect of such cancelled vested Corcentric stock option, by (B) ten dollars ($10) and (ii) the contingent right to receive a number of Earnout Shares following the Closing in accordance with the terms of the Merger Agreement;

(e)
each unvested Corcentric stock option, to the extent then outstanding and unexercised, will automatically be converted into an option to acquire, on the same terms and conditions as were applicable to such unvested Corcentric stock option immediately prior to the Effective Time, including applicable vesting conditions, a number of shares of North Mountain Common Stock determined in accordance with the terms of the Merger Agreement (after such conversion, each a “Rollover Option”), and the contingent right to receive a number of Earnout Shares following the Closing in accordance with the terms of the Merger Agreement; and

(f)
each share of Corcentric restricted stock, to the extent then unvested and outstanding, will automatically be converted into the number of shares of restricted North Mountain Common Stock, subject to the same terms and conditions as were applicable to such Corcentric restricted stock immediately prior to the Effective Time, including applicable vesting conditions, determined in accordance with the terms of the Merger Agreement (after such conversion, the “Rollover Restricted Stock”), and the contingent right to receive a number of Earnout Shares following the Closing in accordance with the terms of the Merger Agreement.

At the effective time of the Subsequent Merger (the “Second Effective Time”), by virtue of the Subsequent Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.001 per share, of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time will no longer be outstanding and will thereupon be converted into membership interests of the Surviving Company and all such membership interests will constitute the only outstanding equity of the Surviving Company as of immediately following the Second Effective Time.

Earnout

Following the Closing, pursuant to the terms of the Merger Agreement, holders of (i) shares of Corcentic Common Stock and Corcentric Preferred Stock (excluding the Cash Consideration Shares) outstanding immediately prior to the Effective Time, (ii) vested Corcentric stock options outstanding and unexercised immediately prior to the First Effective Time, (iii) Rollover Options, (iv) Rollover Restricted Stock and (v) without duplication of clauses (iii) and (iv), holders of North Mountain Common Stock received in respect of Rollover Options and/or Rollover Restricted Stock that vested and were exercised, as applicable, between the First Effective Time and the relevant earn-out achievement date, will have the contingent right to receive in the aggregate, up to 5,000,000 shares of North Mountain Common Stock if, from the Closing until the fifth anniversary thereof, (x) the dollar volume-weighted average price of North Mountain Common Stock exceeds certain thresholds or (y) a sale or change of control of North Mountain occurs (as further described in the Merger Agreement).

Closing

Unless the parties otherwise mutually agree, the closing of the Business Combination (the “Closing”) will take place on the date which is three business days after the date on which all of the closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Business Combination, but subject to the satisfaction or waiver thereof) (such date, the “Closing Date”).

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation and authority, (ii) capitalization, (iii) authorization to enter into the Merger Agreement, (iv) licenses and permits, (v) tax matters (vi) financial statements, (vii) intellectual property, (viii) real property, (ix) material contracts, (x) title to assets, (xi) absence of changes, (xii) employee and labor matters, (xiii) compliance with laws, (xiv) litigation and proceedings, (xv) insurance, (xvi) environmental matters, (xvii) brokers’ fees and (xviii) transactions with affiliates.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of Corcentric’s and North Mountain’s business prior to consummation of the Business Combination and efforts to satisfy conditions to consummation of the Business Combination. The Merger Agreement also contains additional covenants of the parties, including, among others, (i) covenants providing for North Mountain and Corcentric to use reasonable best efforts to obtain all necessary regulatory approvals and (ii) covenants providing for North Mountain and Corcentric to cooperate in the preparation of the Registration Statement and the Proxy Statement (as each such term is defined in the Merger Agreement) required to be filed in connection with the Business Combination.

Stock Exchange Listing

North Mountain will use its reasonable best efforts to cause the North Mountain Common Stock issued in connection with the Business Combination to be approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) at the Closing.

Omnibus Incentive Plan and Employee Stock Purchase Plan

Prior to the Closing, North Mountain will adopt an omnibus incentive plan and an employee stock purchase plan, in each case, in a form to be mutually agreed by North Mountain and Corcentric subject to the receipt of the North Mountain stockholder approval.

Exclusivity

Corcentric Exclusivity. From the date of the execution of the Merger Agreement until the earlier of the Closing Date or the termination of the Merger Agreement in accordance with its terms, Corcentric has agreed not to, nor permit any of its affiliates or representatives to, directly or indirectly, (i) encourage, solicit, initiate, knowingly facilitate or continue inquiries regarding an Acquisition Proposal (as such term is defined in the Merger Agreement); (ii) enter into discussions or negotiations with, or provide any non-public information to, any person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Corcentric has agreed to immediately cease and cause to be terminated, and shall cause its affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to result in or lead to, an Acquisition Proposal. Corcentric has agreed to promptly (and in any event within 48 hours after receipt thereof by Corcentric or its representatives) advise North Mountain orally and in writing of receipt of any Acquisition Proposal by Corcentric, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, acquisition proposal or inquiry, and the identity of the person making the same.

North Mountain Exclusivity. From the date of the execution of the Merger Agreement until the earlier of the Closing Date or the termination of the Merger Agreement in accordance with its terms, but only to the extent not inconsistent with the fiduciary duties of the board of directors of North Mountain (as determined by the board of directors of North Mountain in good faith), North Mountain has agreed not to, nor permit any of its affiliates or representatives to, (i) take, whether directly or indirectly, any action to solicit, initiate, continue encourage, knowingly facilitate, continue inquiries regarding or engage in discussions or negotiations with, or enter into any agreement, letter of intent, memorandum of understanding or agreement in principle with, or encourage, respond, provide information to or commence due diligence with respect to, any person or entity (other than Corcentric, its stockholders and/or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, a Business Combination Proposal (as defined in the Merger Agreement) other than with Corcentric, its stockholders and their respective affiliates and representatives, (ii) enter into discussions or negotiations with, or provide any non-public information to any person concerning a possible Business Combination Proposal or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Business Combination Proposal. North Mountain has agreed to, and to cause its affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person or entity conducted prior to the date of the Merger Agreement with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. North Mountain has agreed to promptly (and in any event within 48 hours after receipt thereof by North Mountain or its representatives) advise Corcentric orally and in writing of receipt of any Business Combination Proposal by North Mountain, any request for information with respect to any Business Combination Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and the identity of the person making the same.

Corcentric Change in Recommendation

Corcentric will solicit the Corcentric stockholder approval by written consent via the dissemination of a consent solicitation statement to its stockholders (the “consent solicitation statement”) and Corcentric is required to include in the consent solicitation statement the recommendation of Corcentric’s board of directors to Corcentric’s stockholders that they approve and adopt the Merger Agreement and the transactions contemplated thereby (the “Corcentric board recommendation”). Corcentric’s board of directors is permitted to change the Corcentric board recommendation (such change, a “Corcentric change in recommendation”) in response to an Company Intervening Event (as such term is defined in the Merger Agreement) if it determines in good faith, after consultation with its outside legal counsel, that the failure to make such a change in recommendation would be a breach of its fiduciary duties under applicable law.

North Mountain Change in Recommendation

North Mountain is required to include in the Proxy Statement the recommendation of North Mountain’s board of directors to North Mountain’s stockholders that they approve the Proposals (as defined in the Merger Agreement) relating to the Merger Agreement and the transactions contemplated thereby (including the transactions contemplated by the Subscription Agreements) (the “North Mountain board recommendation”). North Mountain’s board of directors is permitted to change the North Mountain board recommendation (such change, a “North Mountain change in recommendation”) in response to an Acquiror Intervening Event (as defined in the Merger Agreement) if it determines, in good faith, after consultation with its outside legal counsel, that the failure to make such a change in recommendation would be inconsistent with its fiduciary duties under applicable law.

Corcentric Stockholder Support Agreements

Within twenty-four (24) hours from the execution of the Merger Agreement, Corcentric will deliver to North Mountain fully executed support agreements (each, a “Support Agreement” and collectively, the “Support Agreements”) entered by and among North Mountain, Merger Sub I and Merger Sub II and certain stockholders of Corcentric (collectively, the “Corcentric Stockholders” and each, a “Supporting Corcentric Stockholder”), which hold approximately 46.32% of the outstanding voting power of Corcentric capital stock. Each Support Agreement is to provide, among other things, that within four business days following the date that the Registration Statement becomes effective, each Supporting Corcentric Stockholder will execute and deliver a written consent with respect to the outstanding shares of Corcentric Common Stock and/or Corcentric Preferred Stock held by such Supporting Corcentric Stockholder adopting the Merger Agreement and approving the Business Combination.

The foregoing description of the Support Agreements is not complete and is subject to, and qualified in its entirety by reference to, the form of Support Agreement a copy of which is attached hereto as Exhibit B to the Merger Agreement, which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Conditions to Closing

The consummation of the Business Combination is subject to certain conditions, including: (i) receipt of the North Mountain stockholder approval, (ii) receipt of the Corcentric stockholder approval, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination, (v) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), (vi) the completion of the redemption offer in relation to North Mountain Common Stock in accordance with the terms of the Merger Agreement and the Proxy Statement  (the “Redemption Offer”), (vii) North Mountain having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining after the Redemption Offer, (viii) the receipt of the approval for listing by the Nasdaq of the North Mountain Common Stock (including the Earnout Shares), North Mountain warrants and the shares of North Mountains Common Stock issuable upon the exercise of the North Mountain warrants to be issued or delivered in connection with the Business Combination and the transactions contemplated by the Subscription Agreements, (ix) the amendment of North Mountain’s certificate of incorporation in a form to be mutually agreed by North Mountain and Corcentric, (x) the amount of Closing Acquiror Cash (as defined in the Merger Agreement) being equal to or exceeding $150,000,000; provided, that if the Closing Acquiror Cash is less than $125,000,001, Corcentric will have no right or ability to waive such condition without North Mountain's prior written consent, and (xi) customary bringdown conditions.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Business Combination, including:

(i)	by mutual written consent of North Mountain and Corcentric;

(ii)	by either North Mountain or Corcentric if the Closing has not occurred on or before August 9, 2022 (the “Outside Date”);

(iii)	by either North Mountain or Corcentric if the Business Combination has been permanently enjoined or prohibited by the terms of a final and non-appealable governmental order or law;

(iv)	by either North Mountain or Corcentric if North Mountain’s stockholder approval is not obtained at the special meeting (subject to any adjournment or recess of the meeting);

(v)
by Corcentric upon a breach by North Mountain, Merger Sub I or Merger Sub II, if such breach or failure gives rise to a failure of a closing condition and cannot be cured or has not been cured within the earlier of 30 days following notice by Corcentric or the Outside Date;

(vi)
by North Mountain upon a breach by Corcentric, if such breach or failure gives rise to a failure of a closing condition and cannot be cured or has not been cured within the earlier of 30 days following notice by North Mountain or the Outside Date;

(vii)
by written notice from North Mountain if the Corcentric stockholder approval has not been obtained within four business days following the date that the Registration Statement in respect of the Corcentric stockholder approval becomes effective; or

(viii)	by written notice from North Mountain if Corcentric fails to deliver executed copies of the Support Agreements within twenty-four hours from the date of the Merger Agreement.

In the event that the Merger Agreement is terminated by North Mountain, in accordance with its termination rights set forth in items (vii) and (viii) above, then Corcentric must pay North Mountain (as promptly as reasonably practicable and, in any event, within two business days following such termination) an expense reimbursement amount equal to the actual reasonable and documented out-of-pocket fees and expenses incurred by North Mountain or North Mountain LLC, a Delaware limited liability company (“Sponsor”) in connection with the Merger Agreement and the Business Combination, but excluding any underwriting fees and discounts.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about North Mountain, Corcentric or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about North Mountain, Corcentric or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that North Mountain makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Share Vesting and Warrant Surrender Agreement

In connection with the execution of the Merger Agreement, North Mountain entered into a share vesting and warrant surrender agreement (the “Share Vesting and Warrant Surrender Agreement”) with the Sponsor, which provides that immediately prior to, and contingent upon, the consummation of the Closing (the “Surrender Effective Time”) (i) the Sponsor will surrender 4,145,000 private placement warrants of North Mountain held by the Sponsor prior to the Closing, a portion of which will be transferred and delivered to the Subscribers (as defined below) in the amounts set forth in and pursuant to the Subscription Agreements (as defined below) (including any Subscription Agreements entered into after the date of the Share Vesting and Warrant Surrender Agreement) and the remainder of which will be cancelled by North Mountain upon the Surrender Effective Time in exchange for 1,400,000 newly issued shares of North Mountain Common Stock (the “Warrant Shares”), subject to certain vesting conditions set forth in the Share Vesting and Warrant Surrender Agreement, (ii) at the Closing, all shares of North Mountain’s Class B common stock, par value $0.0001 per share (“North Mountain Class B Common Stock”) held by the Sponsor (or shares of North Mountain Common Stock issued or issuable upon conversion thereof) and all Warrant Shares will become unvested, (iii) an aggregate of 2,603,126 of the shares of North Mountain Class B Common Stock and Warrant Shares will vest immediately following Closing and (iv) the remainder of the Sponsor’s shares of North Mountain Class B Common Stock and Warrant Shares will, at the Surrender Effective Time, be subject to the vesting and surrender provisions set forth in the Share Vesting and Warrant Surrender Agreement, pursuant to which such shares will vest in two equal tranches if the stock price level is greater than or equal to $12.50 per share (the “$12.50 Share Price Milestone”) or $15.00 per share (the “$15.00 Share Price Milestone”), in each case for 20 trading days within any consecutive 30-trading day period within five years of Closing, subject to equitable adjustment to reflect any subdivision, stock split, cash or stock dividend, reorganization, combination, recapitalization or similar transaction with respect to the North Mountain Common Stock. In addition, the shares subject to the $12.50 Share Price Milestone or the $15.00 Share Price Milestone will accelerate vesting upon certain acceleration events, including a change of control transaction that occurs within five years of Closing. Any shares subject to vesting pursuant to the Share Vesting and Warrant Surrender Agreement will be surrendered to the extent such shares remain unvested following the five year anniversary of the Closing.

The foregoing description of the Share Vesting and Warrant Surrender Agreement is not complete and is subject to, and qualified in its entirety by reference to, the form of Share Vesting and Warrant Surrender Agreement a copy of which is attached hereto as Exhibit E to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Lockup Agreements

In connection with the execution of the Merger Agreement, North Mountain and certain Corcentric stockholders have entered into lockup agreements (the “Lockup Agreements”) pursuant to which such Corcentric stockholders have agreed that they will not, during the period beginning as of the effective time of the Business Combination and continuing to and including the date that is one hundred eighty (180) days after the Closing Date, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of North Mountain Common Stock, or any options or warrants to purchase any shares of North Mountain Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of North Mountain Common Stock, or any interest in any of the foregoing whether owned at the time of entry into the Lockup Agreements or thereafter acquired (in each case, subject to certain exceptions set forth in the Lockup Agreements). The Lockup Agreements will become effective upon the consummation of the Business Combination.

The foregoing description of the Lockup Agreements is not complete and is subject to, and qualified in its entirety by reference to, the form of Lockup Agreement, a copy of which is attached hereto as Exhibit D to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, North Mountain, the Sponsor and certain stockholders of Corcentric entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), which will become effective upon the consummation of the Business Combination. Pursuant to the Registration Rights Agreement, North Mountain agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 30 days of the closing of the Business Combination.  Additionally, the Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of North Mountain Common Stock held by Sponsor Holders (as defined therein) immediately following Closing. Such restrictions begin at Closing and end on the earlier of the earlier to occur of (A) the date that is one year following the date of the Closing and (B) subsequent to the Closing, (x) if the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing (as such term is defined in the Merger Agreement) or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.  Up to twice in any 12-month period, certain legacy North Mountain and Corcentric stockholders may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $30,000,000 or all of such holders’ remaining registrable securities. North Mountain also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that North Mountain will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

 The foregoing description of the Registration Rights Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Registration Rights Agreement, a copy of which is attached hereto as Exhibit C to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Merger Agreement, North Mountain entered into subscription agreements (the “Subscription Agreements”) with investment funds managed by Wellington Management Company LLP (“Wellington”), Millais Limited, an affiliate of the Sponsor and an affiliate of North Mountain (“Millais”) and SMMC Sponsor Interests, LLC, an affiliate of North Mountain and an entity controlled by Charles Bernicker, the Chief Executive Officer and a director of North Mountain (such entity, “Sponsor Interests, and together with Wellington and Millais, the “Subscribers”), pursuant to which (i) the Subscribers have agreed to purchase, and North Mountain has agreed to sell the Subscribers, an aggregate of 5,000,000 shares of Common Stock for a purchase price of $10.00 per share and at an aggregate purchase price of $50,000,000 and (ii) North Mountain will transfer to each Subscriber one-half of one warrant for each share of Common Stock purchased, which warrants will be “Public Warrants” under the warrant agreement, dated as of September 17, 2020, by and between North Mountain and Continental Stock Transfer & Trust Company. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, (i) at least 5,000,000 shares of North Mountain Common Stock remaining outstanding immediately prior to the consummation of the Business Combination after giving effect to the completion of the Redemption Offer, and with respect to which North Mountain has not entered into a forward purchase agreement that would obligate North Mountain to purchase the shares at a future date and (ii) customary closing conditions and the consummation of the Business Combination. The Subscription Agreements provide that North Mountain will grant the Subscribers certain customary registration rights.

The foregoing description of the Subscription Agreements is not complete and is subject to, and qualified in its entirety by reference to, the form of Subscription Agreement, a copy of which is attached hereto as Exhibit A to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report under the heading “Subscription Agreements” is incorporated by reference herein. The sale of the shares of Common Stock and warrants to be sold pursuant to the Subscription Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On December 10, 2021, North Mountain and Corcentric issued a press release announcing their entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that North Mountain and Corcentric have prepared for use in connection with the announcement of the Business Combination.

On December 10, 2021, North Mountain will hold a conference call to discuss the Business Combination at 8:30 am Eastern time. A copy of the script is furnished hereto as Exhibit 99.3.

The foregoing (including Exhibits 99.1 99.2 and 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

FORWARD-LOOKING STATEMENTS

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination, the estimated or anticipated future results and benefits of the combined company following the Business Combination including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of North Mountain’s and Corcentric’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of North Mountain and Corcentric. These statements are subject to a number of risks and uncertainties regarding Corcentric’s businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, ability to meet the closing conditions to the Business Combination, including approval by stockholders of North Mountain and Corcentric on the expected terms and schedule and the risk that regulatory approvals required for the Business Combination are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the Business Combination; failure to realize the benefits expected from the proposed Business Combination; a decline in the price of our securities following the Business Combination if it fails to meet the expectations of investors or securities analysts; the amount of redemption requests made by North Mountain’s public stockholders; the ability of North Mountain or the combined company to issue equity or equity-linked securities in connection with the Business Combination or in the future; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed Business Combination; business disruption following the Business Combination; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of North Mountain and Corcentric; risks related to North Mountain’s or Corcentric’s indebtedness; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; Corcentric’s ability to maintain its current rate of growth; adjusting Corcentric’s cost structure to quickly reflect changes in revenues; maintenance and renewal of customer contracts and subscriptions; competition in the software and payments solutions industries; Corcentric’s ability to raise additional capital; reliance on Corcentric’s relationships with service providers and suppliers; the successful integration of potential targets, products, or technologies; Corcentric’s ability to improve its operational, financial, and management controls; Corcentric’s failure to offer high-quality customer support; Corcentric’s ability to maintain its revenues and margins while offering discounts for its private commerce network buyers and suppliers; Corcentric’s failure to maintain and enhance awareness of its brand; Corcentric’s failure to maintain contracts with private commerce network solutions buyers and suppliers; increased costs associated with being a public company; the unpredictable sales cycles of Corcentric’s end markets; risks associated with Corcentric’s brokerage activities as sellers of capital equipment; cybersecurity incidents; ability to prevent fraudulent activities by Corcentric’s customers, employees or other third parties; potential interruptions or delays in third party services; protection of proprietary rights; intellectual property infringement, data protection, and other losses; compliance with federal, state, and local laws as well as statutory and regulatory requirements; risks of implementing controls and procedures required for public companies following the Business Combination; and the ability of Corcentric or the combined company to issue equity or equity-linked securities with the proposed business combination or in the future; and those factors discussed in North Mountain’s Form 10-K/A  for the year ended December 31, 2020 under Risk Factors in Part I, Item 1A and other documents of North Mountain filed, or to be filed, with the SEC.

If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that North Mountain or Corcentric presently do not know or that North Mountain or Corcentric currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide North Mountain’s and Corcentric’s expectations, plans or forecasts of future events and views as of the date of this communication. North Mountain and Corcentric anticipate that subsequent events and developments will cause their assessments to change. However, while North Mountain or Corcentric may elect to update these forward-looking statements at some point in the future, North Mountain and Corcentric specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing North Mountain’s or Corcentric’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the contemplated Business Combination, North Mountain intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus.  Additionally, North Mountain will file other relevant materials with the SEC in connection with the Business Combination.  A definitive proxy statement/final prospectus will also be sent to the stockholders of North Mountain, seeking any required stockholder approval. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that North Mountain will send to its stockholders. Before making any voting or investment decision, investors and security holders of North Mountain are urged to carefully read the entire Registration Statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC as well as any amendments or supplements to these documents, because they will contain important information about the Business Combination. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s web site at www.sec.gov. In addition, the documents filed by North Mountain may be obtained free of charge from North Mountain at www.nmmergercorp.com. Alternatively, these documents, when available, can be obtained free of charge from North Mountain upon written request to North Mountain Merger Corp., 767 Fifth Avenue, 9th Floor, New York, NY, 10153, ATTN: Secretary, or by calling (646) 446-2700. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

PARTICIPANTS IN THE SOLICITATION

North Mountain, North Mountain’s sponsor and Corcentric and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of North Mountain, in connection with the proposed Business Combination. Information regarding North Mountain’s directors and executive officers is contained in North Mountain’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarterly period September 30, 2021, which are filed with the SEC. Additional information regarding the interests of those participants, the directors and executive officers of Corcentric and other persons who may be deemed participants in the Business Combination may be obtained by reading the Registration Statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale, issuance or transfer of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1*	Agreement and Plan of Merger dated as of December 9, 2021, by and among North Mountain Merger Corp., North Mountain Merger Sub Inc., North Mountain Merger Sub II, LLC and Corcentric, Inc.
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit A to Exhibit 2.1 filed herewith)
10.2	Form of Support Agreement (incorporated by reference to Exhibit B to Exhibit 2.1 filed herewith)
10.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit C to Exhibit 2.1 filed herewith)
10.4	Form of Lock-Up Agreement (incorporated by reference to Exhibit D to Exhibit 2.1 filed herewith)
10.5	Form of Share Vesting and Warrant Surrender Agreement (incorporated by reference to Exhibit E to Exhibit 2.1 filed herewith)
99.1	Press Release issued by North Mountain and Corcentric on December 10, 2021.
99.2	Investor Presentation of North Mountain and Corcentric, dated December 2021.
99.3	Script from Conference Call to be held by North Mountain on December 10, 2021.

*
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). North Mountain agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021

North Mountain Merger Corp.

	By:	/s/ Charles B. Bernicker
Name: Charles B. Bernicker
Title: Chief Executive Officer